UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2019

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of InCompany)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 773-5601, ext. 133773

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BHLB	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01	Regulation FD Disclosure

Berkshire Hills Bancorp Inc. (the “Company”) is disclosing that its subsidiary, Berkshire Bank (the “Bank”), owns a participating interest with a balance outstanding of approximately $16 million in a commercial lending arrangement secured by business assets. The lead lender advised the Bank of a recent default on the loan due to potentially fraudulent activity. The Company is currently evaluating the situation but expects that the Company’s third quarter 2019 net income and net income per share will be adversely affected. The Bank is working with the lead lender to pursue its remedies as a result of the default.  The Bank believes that this incident, as it relates to the Bank, is isolated to the subject lending arrangement. The Bank does not have any other accounts or business arrangements with this borrower, its related entities, or its principals.

The information contained in this Form 8-K provided under Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, unless expressly incorporated by specific reference in such filing.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995.  The Company intends its forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in this document.  All statements regarding the Company’s expected financial position and operating results are forward-looking statements.  These statements can sometimes be identified by the Company’s use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect,” or “intend.”  The Company cannot promise that its expectations in such forward-looking statements will turn out to be correct.  The Company’s actual results could be materially different from expectations because of various factors.  Information concerning these and other factors can be found in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K for the Year Ended December 31, 2018, and subsequent filings on Form 10-Q.  These filings are available publicly on the SEC’s website at http://www.sec.gov, on the Company’s website at http://www.berkshirebank.com or upon request from the Corporate Secretary.  Except as otherwise required by law, the Company undertakes no obligation to publicly update or revise its forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: September 20, 2019	By:	/s/ Richard M. Marotta
Richard M. Marotta President and Chief Executive Officer